UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Pall Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following materials were first provided to employees of Pall Corporation on May 22, 2015:

Danaher to Acquire Pall Corporation
Frequently Asked Questions (FAQs) for Associates
May 19, 2015

This document has been prepared to provide Pall associates with answers to questions regarding the announcement of Danaher’s pending acquisition of Pall for $127.20 per share, representing a total enterprise value of $13.8 billion.

1. Who is Danaher?
•	Danaher is a publicly traded (NYSE: DHR), global science and technology innovator committed to helping its customers solve complex challenges and improve quality of life around the world.
•
Over more than 30 years, Danaher has grown its family of world class brands through a combination of acquisitions and organic growth. Today it has unparalleled leadership positions in some of the most demanding and attractive industries, including life sciences, diagnostics, environmental and industry.

•	Pall’s 10,400 employees will join Danaher’s 47,000 associates
•	The company is united by a common culture and operating system, the Danaher Business System (DBS)

2. Why are they interested in acquiring us?
•	Pall is an outstanding company and represents an important and highly strategic acquisition for Danaher.
•
Danaher respects and admires the company we have built. Danaher believes that Pall’s best in class technology combined with the broadest, most technically advanced solutions make it the premier brand in the filtration industry.

•	Pall provides Danaher with a strong base from which to build a leading filtration business and strengthen its position in the high growth biopharmaceutical market.

3. When will we be acquired by Danaher?
•	We expect the acquisition to close by the end of calendar year 2015
•	While we do not envision any delays, the timing is subject to a number of additional factors including the merger process, Pall shareholder approval and obtaining certain regulatory approvals

4. What happens between today and the date the transaction closes?
•	Pall will continue to operate business as usual. Until the transaction closes, Danaher will not be involved in the operation of the business

5. On the day of the close, who will be my employer?
•	Today and following the acquisition, Pall employees will work for Pall
•	Pall will be a standalone operating company within Danaher
•	Danaher and its operating companies refer to employees as associates

6. Will the company name (Pall) remain intact? Will our logo change?
•	The business will continue to be known as Pall. The logo will not change.
•	The name and brand recognition are part of the strategic value of the acquisition

•	Danaher has a history of retaining strong brands, including Hach, Leica, Beckman Coulter

7. What effect will the acquisition have on the company’s current strategies?
•	Fundamentally, the acquisition will not change our commitments to our customers or associates.
•	After close we will go through a 100 day strategic plan process with Danaher.

8. Will there be any changes in Pall management?
•	Danaher is only beginning to get to know our leadership team. During now and the closing of the acquisition, they will get to know many leaders better.
•	Danaher will work closely with Larry Kingsley to understand both the history of our organization, his vision of the future as well as the ambitions of each of you.
•	Larry Kingsley will work closely with Tom Joyce, Danaher’s President & CEO, to determine what the overall leadership team will look like after the acquisition.

9. Will there be a physical presence from Danaher in our facilities?
•	Danaher will not be involved in our day-to-day business operations until closing occurs.
•	Danaher leaders may visit our facilities and collaborate with certain Pall integration teams to plan for closing.
•	Following the acquisition close, Pall will have access to Danaher associates who can teach and consult on DBS roll out within the facilities.

10. Are there consistencies in values across the Danaher businesses?
•	Danaher has five core values that are common to all their businesses:
o	The best team wins
o	Customers talk, we listen
o	Kaizen is our way of life
o	Innovation defines our future
o	We compete for shareholders
•	In addition, Danaher has a strong culture of integrity and compliance. Danaher’s integrity and compliance motto is Your Integrity: Our Success.
•	These are very compatible with Pall’s values

11. What is Danaher’s growth expectation of Pall?
•	Danaher expects its operating companies to grow faster than their peers and faster than the overall market growth rate.
•	Danaher is excited about the strong growth prospects within the filtration industry and believe that Pall is well positioned to capitalize on market trends.

12. What is DBS? How will DBS be rolled out across the company?
•	DBS is a comprehensive operating system which includes tools to help all Danaher businesses grow faster than the competition, become better operators and create world class leaders
•	Once the transaction closes, Pall’s team will have the opportunity to learn more about DBS and how we all can leverage it to support our existing improvement initiatives.
•	Danaher has a thorough and organized approach to DBS training, so expect to hear more soon.

13. Is Danaher planning any cost actions at our company?
•	Danaher is excited to work with us to grow our topline, improve gross margin and expand our operating margin.
•
Danaher will collaborate closely with our team to figure out where the opportunities are. There are some obvious opportunities related to public company costs and procurement synergies as a result of their global scale.

14. What impact will the Danaher acquisition have on the terms of employment, with regard, for example, to employment contracts, holiday, employment law, pensions, etc.?
•	There will be no change to current terms and conditions of employment upon the closing.
•	In future years, there may be changes to certain benefit plans to leverage off of Danaher group plans.
•	At this time no decisions have been made and timing of transitions have not yet been determined.
•	More information will be shared as it becomes available.

15. Will our works agreements continue to apply after the Danaher acquisition?
•	Yes, the works agreements of all subsidiaries will continue to apply.
•	Danaher and Pall place great importance on complying with all the existing laws and agreements with regard to employment law. Of course, this includes cooperating with trade unions and works councils.

16. Will locations be closed or acquired?
•	Danaher will work closely with the leadership team post-close to develop appropriate plans consistent with our strategy and focused on serving our customers and growing the business.

17. Does Danaher intend to change Pall’s sales or service incentive compensation plans?
•	There are no current plans to change Pall’s methods for compensating employees.
•	However, Danaher and its operating companies regularly review compensation and potential incentive earnings to ensure we stay competitive with the marketplace.

**The statements in these frequently asked questions are being based upon our current knowledge and expectations. Although we believe our expectations are reasonable, we cannot guarantee that any of our expectations as to future events will actually occur. Many factors outside of our control could change our expected results. While we will attempt to update these FAQs we do not undertake any duty to do so. In the event of any discrepancy between the descriptions in this FAQ and the terms and conditions of our benefit plans and policies, the terms of the applicable benefit plans and policies will govern.**

ADDITIONAL INFORMATION ABOUT THE MERGER
A meeting of the shareholders of Pall Corporation will be announced to obtain shareholder approval of the proposed transaction. Pall intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of Pall and will contain important information about the proposed transaction and related matters. PALL’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PALL, DANAHER AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Pall with the SEC at the SEC’s website at www.sec.gov, at Pall’s website at www.pall.com or by sending a written request to Pall, Attn: Investor Relations, 25 Harbor Park Drive, Port Washington, NY, 11050.

PARTICIPANTS IN THE SOLICITATION
Pall, Danaher and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Pall in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Pall’s shareholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding Danaher’s directors and executive officers is included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015 and the proxy statement for Danaher’s 2015 Annual Meeting of Shareholders, filed with the SEC on March 27, 2015. Additional information regarding Pall’s directors and executive officers is included in Pall’s Annual Report on Form 10-K for the fiscal year ended July 31, 2014, filed with the SEC on September 8, 2014 and the proxy statement for Pall’s 2014 Annual Meeting of Shareholders, filed with the SEC on October 31, 2014.